MAYTAG®

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

EARNINGS ANNOUNCEMENT FOR THE QUARTER ENDED

July 2, 2005

Exhibit 99.1

Forward-Looking Statements: This document includes statements that do not directly or exclusively relate to historical facts.
Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section
21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth.  These statements are based on the current expectations of management of Maytag.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document.  For example, with respect to the transaction with a group led by Ripplewood Holdings L.L.C. (1) Maytag may be unable to obtain shareholder approval required for the transaction; (2) Maytag may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied or the merger agreement may be terminated prior to closing; (4) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (7)
the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (8) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and (9) Maytag may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at www.maytagcorp.com.  Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It: In connection with the proposed transaction with an investor group led by private equity firm Ripplewood Holdings L.L.C., Maytag has filed a definitive proxy statement and may file other relevant documents concerning the proposed merger with SEC.  WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND
THE OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN
IMPORTANT INFORMATION ABOUT MAYTAG AND THE PROPOSED TRANSACTION.  Investors can obtain free copies of the definitive proxy statement as well as other filed documents containing information about Maytag at http://www.sec.gov, SEC's Web site.  Free copies of Maytag's SEC filings are also available on Maytag's Web site at www.maytagcorp.com.

Participants in the Solicitation: Maytag and its executive officers and directors and Ripplewood Holdings L.L.C., Triton
Acquisition Holding and Triton Acquisition and their respective affiliates, executive officers and directors may be deemed, under
SEC rules, to be participants in the solicitation of proxies from Maytag's stockholders with respect to the proposed transaction.
Information regarding the officers and directors of Maytag is included in its definitive proxy statement for its 2005 annual meeting filed with SEC on April 4, 2005.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the proxy statement and other materials filed or to be filed with SEC in connection with the proposed transaction.

Non-GAAP Measurements: In addition to the reported GAAP results provided throughout this document, the company has provided non-GAAP measurements which present earnings on a basis excluding restructuring charges. Reconciliations from GAAP reported results to non-GAAP reported measurements in this document can be found on the company’s Web site at www.maytagcorp.com.

The company has provided these non-GAAP measurements as a way to help investors better understand its earnings and enhance comparisons of the company’s earnings from period to period. Among other things, the company’s management uses the earnings results, excluding restructuring charges and other items noted on slides five and seven, to evaluate the performance of its businesses. There are inherent limitations in the use of earnings, excluding such items, because the company’s actual results do include the impact of these items.  The non-GAAP measures are intended only as a supplement to the comparable GAAP measures and the company compensates for the limitations inherent in the use of non-GAAP measures by using GAAP measures in conjunction with the non-
GAAP measures. As a result, investors should consider these non-GAAP measures in addition to, and not in substitution for, or as superior to, measures of financial performance prepared in accordance with GAAP.

MAYTAG®

MAYTAG.
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

Welcome to Maytag’s

2nd Quarter 2005 Earnings Announcement

PERFORMANCE HIGHLIGHTS:

SECOND-QUARTER FINANCIAL REVIEW

Consolidated sales: $1.23 billion, up 6.7 percent versus 2Q 2004

Segment results

Home Appliances Segment: $1.16 billion, up approximately 8
percent versus 2Q 2004

Commercial Products Segment: $66.5 million, down 11 percent
versus 2Q 2004

▪

▪

	Three Months Ended	
	July 2 2005	July 3 2004
Diluted Earnings (Loss) Per Share	$ 0.04	$ (0.52)
Included in diluted earnings (loss) per share (net of tax) were the following items:		
Restructuring and related charges - Galesburg	0.01	0.13
Restructuring and related charges - reorganization	0.02	0.11
Goodwill impairment- Commercial Products	-	0.12
Front-load washer litigation	-	0.16
Adverse judgment on pre-acquisition distributor lawsuit	-	0.09

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

PERFORMANCE HIGHLIGHTS:

SECOND-QUARTER FINANCIAL REVIEW

Diluted earnings per share of 4 cents versus a loss of 52 cents reported for 2Q 2004

Earnings per share for 2Q 2005 and 2Q 2004 included the
following items:

SECOND QUARTER 2005 - Performance Overview

Sales up year-over-year in all major categories

Refrigeration, laundry, cooking, dishwashing and floor care

Refrigeration and cooking up appreciably

All floor care categories up with upright vacuums leading the way

Maytag International and Maytag Services continue to produce strong revenue growth

Commercial Products down year-over-year given the ongoing
weakness in the vending industry

Operations benefited from:

Favorable product mix and restructuring savings from “One Company” and the Galesburg closing

        Offset by:

Rising material costs for resins and steel

Higher fuel and transportation costs

Lower floor care pricing

$ in millions except per share data	Quarter 2005		Quarter 2004		Year to Date 2005		Year to Date 2004	
Net Sales	$	1,229.7	$	1,152.2	$	2,397.6	$	2,371.2
Gross Profit		135.8		148.5		264.9		359.6
Gross Profit %		*11.0%*		*12.9%*		*11.0%*		*15.2%*
Selling, General and Administrative	$	112.8	$	126.0	$	212.9	$	265.5
% of Sales		*9.2%*		*10.9%*		*8.9%*		*11.2%*
Restructuring and Related Charges	$	3.3	$	27.8	$	8.2	$	35.8
Goodwill Impairment		-		9.6		-		9.6
Front-load Washer Litigation		-		18.5		-		18.5
Operating Income (Loss)		19.7		(33.4)		43.8		30.2
Operating Margin %		*1.6%*		*-2.9%*		*1.8%*		*1.3%*
Net Income (Loss)	$	3.5	$	(41.1)	$	11.2	$	(2.4)
Diluted Earnings (Loss) Per Share	$	0.04	$	(0.52)	$	0.14	$	(0.03)

Included in diluted earnings (loss) per share (net of tax):	Quarter 2005		Quarter 2004	Year to Date 2005		Year to Date 2004
Restructuring and Related Charges	$	0.03	0.24	$	0.07	0.31
Goodwill Impairment		-	0.12		-	0.12
Front-load Washer Litigation		-	0.16		-	0.16
Adverse Judgment on Pre-acquisition Distributor Lawsuit		-	0.09		-	0.09

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

SECOND QUARTER - Consolidated Financial Highlights

$ in millions	Quarter		Year to Date	
	2005	2004	2005	2004
Net Sales	$ 1,163.2	$ 1,077.6	$ 2,276.4	$ 2,222.4
Operating Income (Loss)	21.1	(23.7)	47.7	36.6
Percent of Sales	1.8%	-2.2%	2.1%	1.6%

Included in operating income (loss):	Quarter		Year to Date	
	2005	2004	2005	2004
Restructuring and Related Charges	$ 3.2	$ 27.8	$ 7.9	$ 35.8
Front-load Washer Litigation	-	18.5	-	18.5

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

SECOND QUARTER - Home Appliances Segment

. . . Manufactures, sells and services
major appliances and floor care
products sold in North America and
targeted international markets.

$ in millions	Quarter 2005	Quarter 2004	Year to Date 2005	Year to Date 2004
Net Sales	$ 66.5	$ 74.6	$ 121.2	$ 148.8
Operating Income (Loss)	(1.4)	(9.7)	(3.9)	(6.4)
Percent of Sales	-2.1%	-13.0%	-3.2%	-4.3%

Included in operating income (loss):	Quarter 2005	Quarter 2004	Year to Date 2005	Year to Date 2004
Restructuring and Related Charges	$ 0.1	$ -	$ 0.3	$ -
Goodwill Impairment	-	9.6	-	9.6

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

SECOND QUARTER - Commercial Products Segment

. . . Manufactures and sells
vending equipment and
commercial cooking products.

$ in millions except per share data	Second Quarter 2005	Second Quarter 2004	Second Quarter % Change	Year to Date 2005	Year to Date 2004	Year to Date % Change
Net Sales	$ 1,229.7	$ 1,152.2	6.7%	$ 2,397.6	$ 2,371.2	1.1%
Cost of Sales	1,093.9	1,003.7	9.0%	2,132.7	2,011.6	6.0%
Gross Profit	135.8	148.5	-8.6%	264.9	359.6	-26.3%
Selling, General and Administrative Expenses	112.8	126.0	-10.5%	212.9	265.5	-19.8%
Restructuring and Related Charges	3.3	27.8	-88.1%	8.2	35.8	-77.1%
Goodwill Impairment	-	9.6	-100.0%	-	9.6	-100.0%
Front-load Washer Litigation	-	18.5	-100.0%	-	18.5	-100.0%
Operating Income (Loss)	19.7	(33.4)	158.8%	43.8	30.2	44.9%
Interest Expense	16.3	13.2	23.5%	32.1	26.1	23.0%
Adverse Judgment on Pre-acquisition Distributor Lawsuit	-	10.5	-100.0%	-	10.5	-100.0%
Other Income	0.8	0.1	700.0%	3.2	2.9	10.3 %
Income Tax Expense (Benefit)	0.7	(16.0)	104.4%	3.7	(1.1)	436.4%
Net Income (Loss)	3.5	(41.1)	108.5%	11.2	(2.4)	575.1%
Reported Diluted Earnings (Loss) per Share	0.04	(0.52)	108.4%	0.14	(0.03)	570.6%

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

MAYTAG CORPORATION

Key Financial Statistics for Second Quarter 2005

$ in millions	Second Quarter 2005	Second Quarter 2004	First Quarter 2005
Working Capital	$ 775.7	$ 804.5	$ 678.8
Percent of Rolling 12 Months Sales	16.3%	16.5 %	14.5%
Inventories	$ 604.4	$ 591.6	$ 541.7
Receivables	724.5	636.9	655.7
Payables	553.2	424.0	518.6
Total Debt	976.8	1,094.5	968.9
Cash and Cash Equivalents	69.0	7.5	98.5
Net Debt (Total Debt less Cash and Cash Equivalents)	907.8	1,087.0	870.4

MAYTAG.
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

SELECTED BALANCE SHEET ITEMS

$ in Millions
1,500.0
1,400.0
1,300.0
1,200.0
1,100.0
1,000.0
900.0
800.0
Dec-00
Mar-01
Jun-01
Sep-01
Dec-01
Mar-02
Jun-02
Sep-02
Dec-02
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

NET DEBT LEVELS

MAYTAG CORPORATION
STATEMENT OF CASH FLOW

$ in Millions	Year to Date 2005	Year to Date 2004
Net Income (Loss)	$ 11.2	$ (2.4)
Depreciation & Amortization	82.8	84.1
Deferred Income Taxes	(8.7)	21.9
Restructuring and Related Charges, Net of Cash Paid	(14.7)	29.0
Goodwill Impairment	-	9.6
Front-load Washer Litigation, Net of Cash Paid	(4.3)	18.5
Adverse Judgment on Pre-Acquisition Distributor Lawsuit, Net of Cash Paid	(12.2)	10.5
Change in Working Capital	(178.4)	(207.7)
Postretirement Benefit Liability	(3.6)	3.3
Pension Contributions	(27.8)	(92.7)
Pension Expense	35.5	31.9
Other-Net	72.8	45.0
Cash Used in Continuing Operations	$ (47.4)	$ (49.0)
Capital Expenditures	(35.6)	(48.9)
Proceeds from Property Disposition, Net of Transaction Costs	11.1	-
Net Free Cash Flow	$ (71.9)	$ (97.9)
Net Proceeds in Financing Obligations	-	129.5
Dividends	(21.5)	(28.4)
Repayment of Long Term Debt	(2.5)	(4.0)
Stock Options Exercised and Other	0.6	1.5
Change in Cash and Short-Term Investments	$ (95.3)	$ 0.7
Cash and Short-Term Investments at beginning of period	164.3	6.8
Cash and Short-Term Investments at end of period	$ 69.0	$ 7.5

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

$250
$200
$150
$100
$50
$-
$ in Millions
2000
2001
2002
2003
2004
2005 (F)
Depreciation
Capital Expenditures

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

CAPITAL INVESTMENTS

$80 - $100

PERFORMANCE OUTLOOK – 2005 Full Year Earnings Guidance

$       0.45 to 0.55*

Reported Earnings Per Share

2005

Full Year

*Including approximately 10 cents of restructuring and related charges

See forward looking statement at the beginning of this presentation

Maytag reaffirms 2005 earnings guidance

2005 PERFORMANCE OUTLOOK

Opportunities

New product sales exceeding plans

Declining raw material costs

Improvement in vending equipment industry

Maytag International and Maytag Services top-line growth

Challenges

Home Appliances sales slowdown

Unfavorable raw material pricing and higher transportation costs

Manufacturing footprint/Capacity resolution

Merger-related costs

INNOVATION A CORE COMPETENCY

Neptune

Maytag Neptune Brand

High efficiency

Largest capacity

Front panel controls

Window in door

New Vertical Axis Washers / Dryers

Maytag, Amana, and Admiral
brands

Electronic controls

Washers produced in Herrin, IL

Dryers produced in Searcy, AR

DOE 2007 energy standard
compliant

Q1 ‘05

Q2 ‘05

Q3 ‘05

Q4 ‘05

Maytag has a robust pipeline of innovative home appliance products ensuring sustained volume growth and enhanced pricing power

New SxS and Bottom
Freezers

  Maytag, Amana and
  Jenn-Air brands

 New electronic controls

2006

New Slide-in Ranges

Maytag, Amana, and Jenn-Air
brands

Updated visual brand language

Enhanced cooking performance

Enhanced feature levels

New Tall Tub Dishwasher

  Amana and Admiral brands

  Silverware basket in door

  Maytag brand

  Enhanced wash performance

  Enhanced feature levels

Floating Glass Suite

Jenn-Air brand

Wall-ovens, cooktops,
dishwashers, refrigerators

High gloss, contemporary,
clean look

Alternative to stainless steel

New refrigerator product

Dishwasher

Cooking

Laundry

Refrigeration

New dishwasher product

duo

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005

INNOVATION A CORE COMPETENCY

Q1 ‘05

Maytag also has a robust pipeline of innovative floor care products

Savvy

Mid-segment
upright

Wind tunnel
technology

Fusion

Low / mid
segment upright

Cyclonic

Wal-Mart
exclusive

New high end floorcare product

SteamVac Duo

Combination
upright/ portable
extractor

Heated cleaning

New Hoover
Floormate

Hard surface
cleaner

Tool caddy

Fold down handle

Q1 ‘05

Q1 ‘05

Q2 ‘05

Q3 ‘05

Q4 ‘05

MAYTAG®

MAYTAG
2Q EARNINGS ANNOUNCEMENT – JULY 22, 2005